Exhibit 10.10(b)

FIRST AMENDMENT TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this "Amendment"), dated as of January 31, 2013, among COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (as assignee of JPMorgan Chase Bank, N.A.), as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined in the Intercreditor Agreement identified below, the "ABL Representative") for the ABL Secured Parties (as defined in such Intercreditor Agreement), SMITHFIELD RECEIVABLES FUNDING LLC (the "Receivables Buyer"), COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined in such Intercreditor Agreement, the "Receivables Agent") under the Credit and Security Agreement (as defined in such Intercreditor Agreement) and each of the Loan Parties (as defined in such Intercreditor Agreement) party hereto.
RECITALS:

The ABL Representative, Receivables Buyer, Receivables Agent, the Loan Parties and U.S. Bank National Association, as collateral agent (in such capacity, the "Term Debt Representative") have entered into that certain Amended and Restated Intercreditor Agreement dated as of June 9, 2011 (as the same has been modified, the "Intercreditor Agreement").
Pursuant to a letter agreement dated August 31, 2012 from the Term Debt Representative, the Receivables Buyer and the Loan Parties to the ABL Representative and Receivables Agent, the ABL Representative and the Receivables Agent were notified that the Term Debt Liens had been released and that the Term Debt Obligations Payment Date shall have been deemed to have occurred. As a result, the parties agreed that the Term Debt Representative was no longer party to the Intercreditor Agreement and that the Intercreditor Agreement could be amended or otherwise modified without the consent of the Term Debt Representative or any other Term Debt Secured Party.
The ABL Representative, Receivables Buyer, Receivables Agent and the Loan Parties now desire to amend the Intercreditor Agreement as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.

Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Intercreditor Agreement, as amended hereby.
ARTICLE 2.

Amendments
Section 2.1.    Amendment to Section 1.2 (Defined Terms). The following defined terms set forth in Section 1.2 (Defined Terms) of the Intercreditor Agreement are amended in their respective entireties to read as follows:

"Receivable" means (i) all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) (including any indebtedness, obligation or interest constituting an Account, Chattel Paper, Instrument or General Intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation or in addition, the obligation of an account debtor to pay any finance charge, interest, late payment charges or similar charges with respect thereto and (ii) all rights of an Originator under a Receivables Contract to collect or receive amounts that become due and payable under such Receivables Contract upon the delivery and acceptance of In-Transit Collateral pursuant to such Receivables Contract; provided, however, that the term "Receivable" shall exclude any indebtedness or other obligations owed or that become payable to (i) an Originator by an affiliate of an Originator that is 100% owned, directly or indirectly, by an Originator or the Receivables Buyer or (ii) Farmland Foods, Inc. or The Smithfield Packing Company Incorporated by Smithfield of Canada, Ltd. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.
"Receivables Related Security" means, with respect to any Receivable:
(a)    all of the applicable Originator's interest in the Inventory and Goods (including returned or repossessed Inventory or Goods and any In-Transit Collateral), if any, the sale, financing or lease of which by such Originator gave, or in the case of In-Transit Collateral, will give, rise to such Receivable, and all insurance contracts with respect thereto,
(b)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Receivables Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(c)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Receivables Contract related to such Receivable or otherwise,
(d)    all service contracts and other contracts and agreements associated with such Receivable,
(e)    all Receivables Records related to such Receivable,
(f)    all of the applicable Originator's right, title and interest in each Receivables Lock-Box and each Receivables Collection Account, and
(g)    all proceeds of any of the foregoing.

First Amendment to Amended and Restated Intercreditor Agreement, Page 2

Section 2.2.    Addition to Section 1.2 (Defined Terms). The following definition is added to Section 1.2 (Defined Terms) of the Intercreditor Agreement and new definition shall read in its entirety as follows:
"In-Transit Collateral" means, as of any date of determination, any Inventory of an Originator that (a) is in the process of being transported by such Originator to an account debtor pursuant to a Receivables Contract that is then expected to be delivered within five (5) or fewer calendar days, (b) is covered by insurance in accordance with the applicable Originator's normal business practices, and (c) upon its receipt and acceptance by such account debtor, will give rise to an amount payable by such account debtor to such Originator under such Receivables Contract.
ARTICLE 3.

Miscellaneous
Section 3.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Intercreditor Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Intercreditor Agreement are ratified and confirmed and shall continue in full force and effect. The parties hereto agree that the Intercreditor Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 3.2.    Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.
Section 3.3.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Amendment or any Collateral. Any assignment or other transfer made in violation of this Section shall be void.
Section 3.4.    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 3.5.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 3.6.    Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall become effective when it shall have been executed by each party hereto.

First Amendment to Amended and Restated Intercreditor Agreement, Page 3

Section 3.7.    Effect of Waiver. No consent or waiver, express or implied, by any party to or for any breach of or deviation from any covenant, condition or duty by any other party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 3.8.    Entire Agreement. This Amendment embodies the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
Executed as of the date first written above.
COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (as assignee of JPMorgan Chase Bank, N.A.), as ABL Representative for and on behalf of the ABL Secured Parties

By:/s/ Jeff Geisbauer
Name: Jeff Geisbauer
Title: Executive Director

By:    /s/ Robert M. Mandula
Name: Robert M. Mandula
Title: Managing Director

COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Receivables Representative

By:    /s/ Dana Hartman
Name: Dana Hartman
Title: Executive Director

By:    /s/ Christopher Law
Name: Christopher Law
Title: Vice President

First Amendment to Amended and Restated Intercreditor Agreement, Page 4

SMITHFIELD RECEIVABLES FUNDING, LLC, as the Receivables Buyer

By: SFFC, Inc., its managing member

By:____/s/ Jeffrey A. Porter_________________________
Name: Jeffrey A. Porter
Title: President

Loan Parties:

Smithfield Foods, Inc., a Virginia corporation

By:     /s/ Timothy P. Dykstra
Name:    Timothy P. Dykstra
Title:    Vice President and Treasurer

Brown's Realty Partnership, a North Carolina general partnership
Carroll's Realty Partnership, a North Carolina general partnership
Smithfield-Carroll's Farms, a Virginia general partnership

By:	Murphy-Brown, LLC, as a general partner of each

By:     /s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Armour-Eckrich Meats LLC, a Delaware limited liability company
Farmland Foods, Inc., a Delaware corporation
John Morrell & Co., a Delaware corporation
Murphy-Brown LLC, a Delaware limited liability company
Murphy Farms of Texhoma, Inc., an Oklahoma corporation
Patrick Cudahy, LLC, a Delaware limited liability company
Premium Pet Health, LLC, a Delaware limited liability company
Premium Standard Farms, LLC, a Delaware limited liability company
Smithfield Global Products Inc., a Delaware corporation
The Smithfield Packing Company, Incorporated, a Delaware corporation
Smithfield Purchase Corporation, a North Carolina corporation
Smithfield Transportation Co., Inc., a Delaware corporation
Stefano Foods, Inc., a North Carolina corporation
SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.), a Delaware corporation

By:    /s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

First Amendment to Amended and Restated Intercreditor Agreement, Page 5

Jonmor Investments, Inc., a Delaware corporation
Patcud Investments, Inc., a Delaware corporation
SFFC, INC., a Delaware corporation
SF Investments, Inc., a Delaware corporation

By:    /s/ Jeffrey A. Porter
Name:    Jeffrey A. Porter
Title:    President

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